UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-9052	DPL Inc. (An Ohio Corporation) 1065 Woodman Drive Dayton, Ohio 45432 937-224-6000	31-1163136
1-2385	THE DAYTON POWER AND LIGHT COMPANY (An Ohio Corporation) 1065 Woodman Drive Dayton, Ohio 45432 937-224-6000	31-0258470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06               Material Impairments

DPL Inc.

In its Form 10-K for the year ended December 31, 2011 and in subsequent periodic filings with the Securities and Exchange Commission, DPL Inc. (DPL) disclosed that it had recorded substantial goodwill of $2.6 billion in connection with its acquisition by The AES Corporation (AES) and that as a result of market conditions and other factors, there was a risk that the goodwill could be subject to impairment.  On October 31, 2012, DPL concluded that it will recognize an estimated non-cash impairment charge related to the goodwill in the range of approximately $1.7 billion to $2.0 billion.  The non-cash impairment charge will not impact DPL’s cash flows or cash balances and is not expected to result in any material future cash expenditures.  The non-cash impairment charge represents DPL’s best estimate of the impairment range based on the latest information available and the results of its preliminary interim impairment test of goodwill and will be recognized as of September 30, 2012 in accordance with U.S. generally accepted accounting principles.  Management expects to complete the interim impairment test of goodwill and the related non-cash impairment charge in connection with the submission of DPL’s Form 10-K for the year ended December 31, 2012.

On October 5, 2012, DPL’s wholly-owned regulated utility, The Dayton Power and Light Company (DP&L), filed for approval an Electric Security Plan (ESP) with the Public Utilities Commission of Ohio (PUCO) which reflects a shift in our outlook for the regulatory environment.  Within the ESP filing, DP&L agreed to request a separation of its generation assets from its transmission and distribution assets in recognition that a restructuring of DP&L operations will be necessary, in compliance with Ohio law.  Also, during 2012, North American natural gas prices fell significantly from the previous year, exerting downward pressure on wholesale electricity prices in the Ohio power market.  Falling power prices have compressed wholesale margins at DP&L’s generating plants.  Furthermore, these lower power prices have led to increased customer switching from DP&L to competitive retail electric service (CRES) providers, who are offering retail prices lower than DP&L’s standard service offer.  Also, several municipalities in DP&L’s service territory have passed ordinances allowing them to become government aggregators with some having already contracted with CRES providers, further contributing to the switching trend.  Combined, these developments have reduced DP&L’s forecasted profitability, operating cash flows and liquidity and may impact DPL’s and DP&L’s ability to access the capital markets and maintain their current credit ratings in the future.  Collectively, in the third quarter of 2012, these events were considered to be an interim impairment indicator for DPL’s goodwill.

The Dayton Power and Light Company

As discussed above, on October 5, 2012, DP&L filed for approval an ESP with the PUCO which reflects a shift in our outlook for the regulatory environment. Within the ESP filing, DP&L agreed to request a separation of its generation assets from its transmission and distribution assets in recognition that a restructuring of DP&L operations in compliance with Ohio law will be necessary.  Also, during 2012, North American natural gas prices fell significantly from the previous year, exerting downward pressure on wholesale electricity prices in the Ohio power market.  Falling power prices have compressed wholesale margins at DP&L’s generating plants.  Furthermore, these lower power prices have led to increased customer switching from DP&L to CRES providers, who are offering retail prices lower than DP&L’s standard service offer.  Also, several municipalities in DP&L’s service territory have passed ordinances allowing them to become government aggregators with some having already contracted with CRES providers, further contributing to the switching trend.  In September 2012, management revised its cash flow forecasts based on these developments as part of its annual budgeting process and forecasted lower operating cash flows than in prior reporting periods.  Collectively, in the third quarter of 2012, these events were considered to be an impairment indicator for the long-lived asset group as management believes that these developments represent a significant adverse change in the business climate that could affect the value of the long-lived asset group.

The long-lived asset group subject to the impairment evaluation was determined to be each individual generating plant of DP&L.  This determination was based on the assessment of the plants’ ability to generate independent cash flows.  When the recoverability test for the long-lived asset group was performed, management concluded that, on an undiscounted cash flow basis, the full carrying amount of two plants, Conesville and Hutchings, were not recoverable.  To measure the impairment charge, management determined the fair value of these two plants.  To make this fair value determination, cash flow forecasts and the underlying assumptions for the valuation were developed by management.  While there were numerous assumptions that impact the fair value, forward power prices, dark spreads and the transition to an unregulated, merchant model were the most significant.

As a result of this fair value analysis, on October 31, 2012, DP&L concluded that it will recognize an impairment charge of $80.8 million pre-tax ($52.5 million net of tax) on its property, plant and equipment balance associated with its Conesville and Hutchings generating plants for the third quarter of 2012.  This impairment charge will not impact DP&L’s cash flows or cash balances and is not expected to result in any material future cash expenditures.  The charge was due to a culmination of factors including the regulatory filings of DP&L and other utilities, overall customer switching and continuing downward trends related to power prices.  This impairment charge for DP&L will not reduce the net income of its parent company, DPL Inc., because DPL’s investments in the Conesville and Hutchings generating plants were recorded at their estimated fair market value as of November 28, 2011 in connection with the acquisition of DPL by AES.

Safe Harbor Disclosure

This report contains forward-looking statements within the meaning of the Securities Act and of the Securities Exchange Act. Such forward-looking statements include, but are not limited to, those related to impairment charges and losses, cash flows, future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute DPL’s and DP&L’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors.  Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2011 Annual Report on Form 10-K/A filed on March 28, 2012 and discussed in DPL’s Registration Statement on Form S-4/A filed on September 4, 2012.  Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any security holder who desires a copy of DPL’s and DP&L’s 2011 Annual Report on Form 10-K/A or the DPL Registration Statement on Form S-4/A with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432.  Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made.  Copies of the Form 10-K/A and Form S-4/A may also be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

DPL INC.
THE DAYTON POWER AND LIGHT COMPANY

Date: November 1, 2012	By:	/s/ Timothy G. Rice
	Name:	Timothy G. Rice
	Title:	Vice President, Acting General Counsel and Corporate Secretary